UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2021

INTRUSION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-20191 (Commission File Number)	75-1911917 (I.R.S. Employer Identification Number)

101 East Park Blvd, Suite 1200 Plano, Texas (Address of principal executive offices)	75074 (Zip code)

(415) 845-9964
(Registrant’s telephone number, including area code)

101 East Park Blvd, Suite 1300, Plano, Texas 75074
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INTZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2021, Jack B. Blount resigned his position on the Board of Directors (the “Board”) of Intrusion, Inc. (the “Company”), effective as of that date. Contemporaneously with his resignation, the Company entered into a Severance Agreement and General Release with Mr. Blount, effective as of July 19, 2021, which was the last date of Mr. Blount’s tenure as the Company’s President and Chief Executive Officer. In exchange for a release together with certain confidentiality, non-solicitation, and non-compete provisions, the Company will remit payment of a total of $200,000 to Mr. Blount over a six month period. A copy of the Severance Agreement and General Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On August 4, 2021, the Board appointed Anthony J. LeVecchio, currently its Chair, as the Company’s “Executive Chairman of the Board” to act as the Company’s “principal executive officer,” as that term is defined under the rules and regulations promulgated by the Securities and Exchange Commission. Mr. LeVecchio, age 73, has served on the Board and as Board Chair since August 6, 2020. He is President and Owner of The James Group, Inc., a general business consulting firm that has advised CEOs across a wide range of industries in both public and private companies. Prior to forming The James Group in 1988, Mr. LeVecchio was the Senior Vice President and Chief Financial Officer for VHA Southwest, Inc., a regional healthcare system. Previous to that, Mr. LeVecchio held financial management positions with Philips Information Systems, Exxon Office Systems and Xerox Corporation. Mr. LeVecchio has served on the board of over 20 private companies ranging from pre-revenue startups to companies with over $100 million in annual revenues. In this capacity, he has guided companies through all phases of corporate growth including startup operations; achieving profitability; asset, debt, and equity financing; merger and acquisitions and implementation of corporate governance best practices. His previous board experience includes serving as Chairman of the Board of LegacyTexas Bank (Nasdaq) and as Co-chairman of the Board for UniPixel, Inc. (Nasdaq). Mr. LeVecchio has also served on boards for Microtune, Inc., DG FastChannel, Inc., Maxum Health, Inc., Medical Alliance and ASDS. There are no compensation arrangements with Mr. LeVecchio in connection with his service as Executive Chairman of the Board other than for his board service in general, and no related party transactions between Mr. LeVecchio and the Company as defined in Item 404(a) of Regulation SK. There are no family relationships between Mr. LeVecchio and any other director, executive officer or person nominated or chosen to be a director or executive officer of the Company.

The Company considers Mr. LeVecchio’s role as Executive Chairman of the Board as an interim position while the Company searches for a permanent chief executive officer. While Mr. LeVecchio is serving in this interim role, he will not participate as a member of either the Company’s Audit Committee or it Compensation Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Severance Agreement and General Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2021

INTRUSION INC.

By: /s/ B. Franklin Byrd
B. Franklin Byrd
Chief Financial Officer

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